UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

PEREGRINE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

Peregrine Pharmaceuticals, Inc. (the “Company”) entered into a Settlement Agreement and Mutual General Release dated June 4, 2009 (the “Settlement Agreement”) with Cancer Therapeutics Laboratories (“CTL”), Alan Epstein, M.D. (“Dr. Epstein”), Clive Taylor, M.D. and Peisheng Hu, M.D. (collectively, the “CTL Parties”), providing for a settlement and release of all claims with respect to our previously disclosed litigation with the CTL Parties.  The dismissal of claims was filed in the Superior Court of the State of California for the County of Orange on June 18, 2009. Medibiotech Co., Inc. (“Medibiotech”) and Shanghai Medipharm Biotech Co., Ltd. were once parties to the litigation but previously settled with us.

Under the Settlement Agreement, we agreed to dismiss with prejudice our claims for breach of contract and interference with contractual relations, as well as all other causes of action, stemming from our 1995 license agreement, as amended, with CTL.  CTL agreed to dismiss its breach of contract counterclaim, as well as all other causes of action.  In connection with the Settlement Agreement, (1) the Company agreed to pay to CTL the sum of four hundred thousand dollars ($400,000) in eight equal monthly installments of fifty thousand dollars ($50,000) commencing upon execution of the Settlement Agreement and continuing on the first business day of each succeeding month until paid in full, (2) CTL agreed to cause to be issued to the Company 950,000 shares of Medibiotech (which represents fifty percent (50%) of the shares of Medibiotech owned by CTL), and (3) the Company and Dr. Epstein entered into a license agreement, effective as of September 20, 1995, pursuant to which Dr. Epstein granted to the Company (i) a fully paid-up, royalty free, exclusive worldwide license to the murine clone TNT1 and (ii) a fully paid-up, royalty free, non-exclusive worldwide (except in the Peoples Republic of China) license to the murine clones TNT2 and TNT3.  The foregoing license grants include our right to grant sublicenses, to make, have made, modify, have modified, use, sell and offer for sale, murine clone TNT1, TNT2 and TNT3 products and derivatives thereof, but not to sell the murine clones.  We also granted back to Dr. Epstein a limited, fully paid-up, royalty free, exclusive license to the murine clone TNT1, with the right to grant sublicenses, to make, have made, modify, have modified, offer to sell, sell and use the murine clone TNT1 and its products solely in the Peoples Republic of China effective as of August 29, 2001. In consideration for the foregoing license grants, we paid Dr. Epstein the sum of one thousand dollars ($1,000), which amount was deducted from the initial $50,000 payment.

The Settlement Agreement contains a full general release between the Company and the CTL Parties of all action or actions, causes of action, in law or in equity, suits, debts, liens, contracts agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent, by reason of any act, omission, cause, matter or thing whatsoever from the beginning of time.

Information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: June 19, 2009	By:	/s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer